Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of CYIOS Corporation (the"Company"), on Form 10-QSB/A for the period ended March 31, 2006, as filed with the Securities and Exchange Commission (the Report"), I, Timothy Carnahan, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Timothy Carnahan
Timothy Carnahan
Chief Executive Officer,
Date: May 17, 2006	President, Treasurer, and Chairman of the Board